Exhibit 10.15

                                 NOTE AGREEMENT

         This NOTE AGREEMENT ("Agreement") is entered into this the ____ day of ________ 2005 (the "Effective Date"), by and between _________ (the "Lender"); and Imperial Petroleum Recovery Corporation, a Nevada corporation ("Borrower").

                                    Recitals:

A. Borrower seeks funds to provide operating revenue for its business and is willing to provide a secured, convertible note to Lender.


B. Lender is willing to loan sums to Borrower on the terms and conditions set forth in this Loan Agreement and the related documents to be prepared in conjunction with a loan by Lender to Borrower.

                                   Agreement:

     NOW THEREFORE, in consideration of the promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                    ARTICLE I
                                   LOAN; NOTES

         1.1 AMOUNT OF LOANS. The Lender shall loan to the Borrower pursuant to the terms and conditions set forth in this Agreement $ ________. The amount of each Loan shall be indicated by inserting the principal amount of the Loan, the date of the advance, and the signatures of Lender and Borrower on EXHIBIT A to this Agreement. The Loan(s) are herein referred to collectively as the "Loans" and individually as a "Loan."

         1.2 INTEREST RATE. The interest rate on the Loans shall be twelve percent (12%) per annum, simple interest from that date of each advance until the time of repayment and shall be paid in a single payment in full together with payment of all other indebtedness under this Agreement on the "Due Date" (defined below). From and after the Due Date, or the date which is five (5) days after the occurrence of any Event of Default (defined below), at the option of Lender or the holder of any or all of the Note(s) (defined below), all amounts owing under any Loan shall become immediately due and payable in full and, to the extent not then paid, shall bear interest at a default rate equal to 15%. Such default interest shall be paid on the first day of each month thereafter, or on demand, if sooner demanded.

         1.3 ISSUANCE OF NOTES FOR THE LOANS. Each of the Loans will be evidenced by a promissory note in the form attached hereto as EXHIBIT B (herein collectively referred to as the "Notes," and individually as the "Note"). This Agreement and the Notes set forth the terms and conditions on which the Loans are being made.

         1.4 DUE DATE. The principal and all accrued interest on the Loans shall be due and payable on the "Due Date" which shall be two years after the date on which this document was executed unless otherwise due at Lender's option in respect of an Event of Default as provided in this agreement or the Note.

         1.5 USE OF LOAN FUNDS. Borrower shall expend the Loaned Funds to repay debt and fund working capital needs.

         1.6 SECURITY. As security for the performance of Borrower's obligations with respect to the Loans and under this Agreement, Borrower shall grant a security interest in certain assets of Borrower as set forth in a Security Agreement (the "Security Agreement") dated the same date hereof, and attached hereto as EXHIBIT C. Said security shall be shared jointly by all Lenders. Exercise of any rights under the Security shall be decided by majority vote of all Lenders sharing in such security. Each Lender shall receive one vote for each dollar that remains outstanding to such Lender. Any portion of the loan converted into Common Stock pursuant to the terms of the Promissory Note shall no longer be secured pursuant to this agreement and shall no longer possess a vote. Lender is hereby authorized to file, and Borrower hereby ratifies and approves Lender's filing of, any and all UCC financing statements and other perfection certificates to perfect the security interest authorized hereby and created by the Security Agreement on terms consistent with the Loan Documents.

         1.7 LOAN DOCUMENTS. This Agreement, the Notes and the Security Agreement are hereinafter collectively referred to as the "Loan Documents."

         1.8 CONVERSION TO COMMON STOCK AT OPTION OF LENDER. Anything contained elsewhere in this Agreement or in the other Loan Documents to the contrary notwithstanding, at the option of Lender at any time or times following a "Change in Control" (defined below) over Borrower while any of the indebtedness evidenced by the Loan Documents is outstanding, Lender may elect, by notice to Borrower, to convert all or any portion (or portions) of the indebtedness, including principal and any accrued and unpaid interest, in each case, to a number shares of the common stock, par value $0.001 per share ("Common Stock"), of Borrower determined by dividing the amount of such indebtedness to be so converted at such time by an amount equal to $0.15 per share of Common Stock. Immediately upon Borrower's becoming aware of the occurrence of any events giving rise to a Change in Control over Borrower, Borrower shall notify Lender of the occurrence thereof and shall provide to Lender therewith a statement of all material terms or conditions which may have bearing on Lender's choice whether to exercise its right to convert the indebtedness to Common Stock. A "Change in Control" shall consist of (a) any public announcement by Borrower of its intent to consummate (i) any proposed merger of Borrower in which Borrower would not be the surviving corporation or as a result of which a majority of the board of directors would consist of "New Persons" (defined below) or more than 25% of the outstanding voting power over Borrower would be beneficially owned by New Persons; (ii) a dissolution of Borrower; or (iii) any sale of any assets of Borrower or its subsidiaries involving more than $2 million in value, or (b) the occurrence of any New Person, becoming, or publicly offering to Borrower or any of its stockholders to become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of Borrower's outstanding Common Stock or other voting securities. A "New Person" or "New Persons" shall mean any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) or persons other than (A) any current equity holder which holds five percent (5%) or more of the Common Stock in Borrower and has reported such ownership publicly, or any affiliate thereof;
(B) an employee benefit plan of Borrower or any subsidiary or any entity holding shares of capital stock of Borrower for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan; or (C) any affiliate of Borrower as of the date of this Agreement.

         1.9 PREPAYMENT. The indebtedness evidenced by this Agreement and the other Loan Documents may be prepaid by Borrower at any time. However, upon a tender of payment by Borrower, Lender shall have the right to refuse repayment and, as set forth elsewhere in this Agreement, convert any or all of the loan and/or accrued interest into Common Stock. Lender must exercise Lender's conversion within 15 calendar days after receipt of the payment from Borrower by returning the tendered payment to Borrower along with the fully executed Note Conversion Exercise Form attached to the Convertible Secured Promissory Note.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender as follows:

         2.1 ORGANIZATION AND STANDING. ARTICLES AND BY-LAWS. Borrower is a corporation duly organized and existing under, and by virtue of, the laws of Nevada and is in good standing under such laws in each jurisdiction in which the failure by Borrower to be in good standing would have a material adverse effect upon Borrower. Borrower has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

         2.2 CORPORATE POWER. Borrower has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the other Loan Documents.

         2.3 AUTHORIZATION. All corporate action on the part of Borrower, its directors and stockholders necessary for the authorization, execution, delivery and performance of its obligations under this Agreement and the other Loan Documents has been taken. This Agreement and the other Loan Documents when executed and delivered by Alan B. Springer, Chief Executive Officer of Borrower, shall constitute a valid and binding obligation of Borrower, enforceable in accordance with their terms, subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.4 NO CONFLICT. The execution of this Agreement and the other Loan Documents by Borrower and its delivery to Lender are not contrary to the Articles of Incorporation or bylaws of Borrower. The execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by the Borrower will not (i) with the passage of time, the giving of notice, or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any materia1 agreement to which Borrower is a party or to which any of its properties are subject; (ii) result in the creation of any lien or other charge upon the assets of Borrower, other than the liens created pursuant to the Security Agreement; (iii) result in an acceleration or termination of any note, loan or security interest agreement or other agreement, or (iv) result in a violation of any order, judgment, decree, rule, regulation or law.

         2.5 SURVIVAL. All representations and warranties of Borrower made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or funding of the Loans shall affect the representations and warranties of Borrower or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower under this Agreement or any other Loan Document, the obligations of Borrower under Sections
6.1 and 6.2 shall survive repayment of the Note and termination of the Loan.

         2.6 FINANCIAL CONDITION. Borrower acknowledges that he is aware of that the Company is behind on its filings with the SEC and the lender acknowledges receipt of its Form 10-KSB for the fiscal year ended October 31, 2001 ("Form 10-KSB"). The Company will issue to you an unaudited balance sheet as of October 31, 2002 and will undertake updating its audits and filings with the SEC.

         2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Form 10-KSB:

         (a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Borrower; or (ii) any damage, destruction, or loss to Borrower (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Borrower;

         (b) Borrower has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Borrower; (iv) made any material change in its method of management, operation, or accounting; or (v) entered into any other material transaction; and

         (c) Borrower has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the balance sheet therein; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $2,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Borrower; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

         2.8 LITIGATION AND PROCEEDINGS. Except as expressly disclosed in the Form 10-KSB there is no proceeding by or before (or, to the knowledge of Borrower, any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights, except for such actions, suits, proceedings, arbitrations or investigations that do not have and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition of Borrower. There are no proceedings pending or, to the best knowledge of Borrower, threatened, seeking to prevent or challenging the transactions contemplated by this Loan Agreement. Since the date of the Form 10-KSB, there are no proceedings, pending or to the knowledge of Borrower threatened, which would require disclosure pursuant to Item 103 of Regulation S-B of the Securities Act of 1933. Borrower is not subject to any judgment, order or decree entered in any proceeding, which has had or could have a material adverse effect on the condition of Borrower.

         2.9 SEC FILINGS. Borrower is not current in its filings with the Securities and Exchange Commission. However it will undertake to get filings current as soon as possible.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE LENDER

          Lender hereby represents and warrants to Borrower as follows:

         3.2 AUTHORITY. Lender has all requisite authority or capacity to execute and deliver this Agreement and those of the other Loan Documents to which Lender is a party and to carry out and perform Lender's obligations under the terms of this Agreement.

         3.3 AUTHORIZATION. All action on the part of Lender necessary for the authorization, execution, delivery and performance of Lender's obligations under this Agreement and those of the other Loan Documents to which Lender is a party, have been taken. This Agreement and those of the other Loan Documents to which Lender is a party, when executed and delivered by Lender, shall constitute a valid and binding obligation of Lender enforceable in accordance with their terms, subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                                   ARTICLE IV
                                     DEFAULT

         4.1 EVENTS OF DEFAULt. Each of the following shall be deemed an "Event of Default" under the Loan Documents:

         (a) Borrower shall fail to pay when due any payment of principal or interest under a Note or any part thereof.

         (b) Any representation or warranty made or deemed made by Borrower (or any of its officers) in any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

         (c) Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document.

         (d) Borrower shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of Borrower's property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing.

         (e) An involuntary proceeding shall be commenced against Borrower seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

                                    ARTICLE V
                               GENERAL PROVISIONS

         5.2 REMEDIES UPON DEFAULT If any Event of Default shall occur and be continuing, Lender may without notice terminate the Loan and declare the Note or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents.

         5.3 PERFORMANCE BY LENDER. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender promptly pay any amount expended by Lender in connection with such performance or attempted performance by Lender. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 EQUITABLE RELIEF. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         6.2 NO WAIVER CUMULATIVE REMEDIES. No failure on the part of Lender to exercise and no delay in exercising and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         6. 3 AMENDMENT; WAIVER. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6.4 NO DUTY. All attorneys, accountants and consultants retained exclusively by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's owners or an other person.

         6.5 NOTICE. Any notice or communication to be given under the terms of this Agreement ("Notice") shall be in writing and shall be personally delivered or sent by facsimile, overnight delivery or registered or certified mail, return receipt requested. Notice shall be effective (i) if personally delivered, when de1ivered; (ii) if delivered by facsimile, on the day of transmission thereof on a proper facsimile machine with confirmed answerback; (iii) if delivered by overnight delivery, the day after delivery thereof to a reputable overnight courier service; and (iv) if mailed, at midnight on the third business day after deposit in the mail, postage prepaid. Notices shall be addressed as follows:

If to Borrower:            Imperial Petroleum Recovery Corporation
                           1970 South Starpoint Drive
                           Houston, Texas 77032
                           Attn: Alan B. Springer, Chairman and CEO
                           Fax No.: 281-821 -1118

If to Lender:



or at such other address as a party may from time to time designate by Notice hereunder.

         6.6 COSTS, EXPENSES AND TAXES. If Borrower fails to pay when due the principal of, or any interest on, the Loans, or fails to comply with any other provisions of this Agreement or any other Loan Document, Borrower wil1 pay on demand all costs and expenses including, without limitation, reasonable attorneys' fees and legal expenses, incurred by Lender in connection with collecting any sums due on or on account of the Loan or in otherwise enforcing any of Lender's rights under this Agreement or the other Loan Documents.

         6.7 BINDING EFFECT. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any other Loan Document, or any interest herein or therein without the prior written consent of Lender.

         6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Houston, Texas, and it shall be performable for all purposes in Houston, Texas. Any action, or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Houston, Texas. The Borrower hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court, or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail return receipt requested at its address specified above. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Borrower against Lender shall be brought only in a Court located in Houston, Texas.

         6.9 FURTHER ASSURANCES. Each of the parties hereto take all such actions, and shall execute and deliver all such documents and instruments as may be reasonably requested by the others to carry out the purposes and intent of the provisions of this Agreement.

         6.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision

         6.11 COUNTERPARTS. This Agreement and the other Loan Documents may be executed in multiple counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument. This Agreement and any other Loan Document may be executed and sent via facsimile which facsimile shall be binding and enforceable as if an original; provided, however, that original executed copies of this Agreement and of the other Loan Documents shall in fact be required to be delivered by each of the parties.

         6.12 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         6.13 CONSTRUCTION. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

         6.14 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Event of Default if such action is taken or such condition exists.

         6.15 NO ORAL AGREEMENT. This written agreement, the note and the security agreement represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements between the parties. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written. BORROWER: IMPERIAL PETROLEUM RECOVERY CORPORATION


By:  /s/  Alan B. Springer
     ----------------------------------
     Alan B. Springer, Chairman and CEO



                           EXHIBIT A TO NOTE AGREEMENT
                                SCHEDULE OF LOANS
--------------------- --------------------- ----------------------------------------- ---------------------------------------
                                                                                      Signature on behalf of Borrower by an
    Date of Loan      Principal Amount of                                               officer of Borrower (with printed
                              Loan                Signature on behalf of Lender                  name and title).
--------------------- --------------------- ----------------------------------------- ---------------------------------------

--------------------- --------------------- ----------------------------------------- ---------------------------------------
       TOTAL

--------------------- --------------------- ----------------------------------------- ---------------------------------------